                                                                  EXHIBIT 10.3
                                NORTHWEST PARK

                                   L E A S E

                                   ARTICLE 1

                                Reference Data
                                ---------------
1.1   Subject Referred To.
      ---------------------
      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
      Section 1.1

           Date of this Lease:          July 31,1996

           Building:                    The single level building containing
                                        approximately 38,801 square feet of
                                        floor area located on the Property.

           Property:                    The parcel of land at 23 Fourth Avenue,
                                        Burlington, Massachusetts as shown on
                                        Exhibit A hereto as Lots D, 61 and 70,
                                        together with the Building located
                                        thereon.

           Premises:                    The entire Property.

           Landlord:                    Rodger P. Nordblom, Peter C. Nordblom,
                                        June Robinson and Russel J.Fogelin as
                                        Trustees of Maryland Buildings Trust
                                        under Declaration of Trust dated June
                                        22, 1954 filed for registration with the Middlesex South Registry District of the
                                        Landlord Court as Document No. 552724
                                        noted on Certificate of Title No. 150413 in Registration Book 882, Page 63, as amended.

           Original Notice
           Address of Landlord:         c/o Nordblom Management Company Inc.
                                        31 Third Avenue
                                        Burlington, Massachusetts 01803

           Tenant:                      INTERMETRICS, INC.

           Original Notice
           Address of Tenant:           23 Fourth Avenue
                                        Burlington, Massachusetts 01803

                                        with a copy to

                                        Posternak, Blankstein & Lund,L.L.P.
                                        100 Charles River Plaza
                                        Boston, Massachusetts 02114
                                        Attention: Richard K. Blankstein, P.C

           Landlord's Construction
           Representative:              Steve Logan

           Tenant's Construction
           Representative:              Charles D'Ambrosio

           Term:                        Seven (7) years

           Delivery Date:               December 1,1996

           Annual Fixed Rent Rate:      $350,000.00 during the first four years
                                        of the original term; and $400,000.00
                                        thereafter.

           Monthly Fixed Rent Rate:     $29,166.67 during the first four years
                                        of the original term, and $33,333.33
                                        thereafter.

           Security and
           Restoration Deposit:         $400,000 in the form of an irrevocable
                                        letter of credit in accordance with
                                        Section 4.4 below.

           Initial Estimate of
           Taxes for the Tax Year:      $54,528

           Initial Estimate of
           Operating Costs for the
           Calendar Year:               $54,324

           Permitted Uses:              General business offices, light
                                        assembly and storage.

           Public Liability Insurance Limits:

                Comprehensive General Liability:     $3,000,000 per occurrence

                                       1
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                                        $5,000,000 general aggregate

1.2  Exhibits.
     --------

     The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

         EXHIBIT A            Plan of Property
         EXHIBIT B            Commencement Date Agreement
         EXHIBIT C            Work Letter
         EXHIBIT D            Work Change Order


1.3  Table of Articles and Sections.
     ------------------------------

     ARTICLE I -- Reference Data
     ---------------------------

     1.1     Subjects Referred To ......................................
     1.2     Exhibits ..................................................
     1.3     Table of Articles and Sections ............................

     ARTICLE II -- Premises and Term
     -------------------------------

     2.1     Premises ..................................................
     2.2     Term ......................................................
     2.3     Extension Option ..........................................


     ARTICLE III -- Improvements
     ---------------------------

     3.1     Performance of Work and Approval
             of Landlord's Work ........................................
     3.2     Acceptance of the Premises ................................
     3.3     Construction Representatives ..............................

     ARTICLE IV -- Rent
     ------------------

     4.1    The Fixed Rent .............................................
     4.2    Additional Rent ............................................
            4.2.1    Real Estate Taxes .................................
            4.2.2    Betterment Assessments ............................
            4.2.3    Tax Fund Payments .................................
            4.2.4    Operating Costs ...................................
            4.2.5    Insurance .........................................
            4.2.6    Utilities .........................................
     4.3    Late Payment of Rent .......................................
     4.4    Security and Restoration Deposit ...........................

     ARTICLE V -- Landlord's Covenants
     ---------------------------------

     5.1     Affirmative Covenants .....................................
             5.1.1   Repairs ...........................................
             5.1.2   Landscaping .......................................
             5.1.3   Insurance .........................................
             5.1.4   Payment of Tenant's Cost of Enforcement ...........
             5.1.5   Estoppel Certificate ..............................
             5.1.6   Pre-existing Hazardous Materials ..................

     ARTICLE VI -- Tenant's Additional Covenants
     -------------------------------------------

     6.1     Affirmative Covenants .....................................
             6.1.1   Perform Obligations ...............................
             6.1.2   Use ...............................................
             6.1.3   Repair and Maintenance ............................
             6.1.4   Compliance with Law ...............................
             6.1.5   Indemnification ...................................
             6.1.6   Landlord's Right to Enter .........................
             6.1.7   Personal Property at Tenant's Risk ................
             6.1.8   Payment of Landlord's Cost of Enforcement .........
             6.1.9   Yield Up ..........................................
             6.1.10  Estoppel Certificate ..............................
             6.1.11  Landlord's Expenses Re: Consents ..................

     6.2     Negative Covenants ........................................
             6.2.1   Assignment and Subletting .........................
             6.2.2   Overloading and Nuisance ..........................
             6.2.3   Hazardous Wastes and Materials ....................
             6.2.4   Installation, Alterations or Additions ............
             6.2.5   Signs .............................................
             6.2.6   Parking and Storage ...............................

     ARTICLE VII -- Casualty or Taking
     ---------------------------------


                                       2
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     7.1       Termination ....................................
     7.2       Restoration ....................................
     7.3       Award ..........................................

     ARTICLE VII - Defaults
     ----------------------

     8.1       Events of Default ..............................
     8.2       Remedies........................................
     8.3       Remedies Cumulative ............................
     8.4       Landlord's Right to Cure Defaults ..............
     8.5       Effect of Waivers of Default ...................
     8.6       No Waiver, etc. ................................
     8.7       No Accord and Satisfaction .....................

     ARTICLE IX - Rights of Holders
     ------------------------------

     9.1       Rights of Holders ..............................
     9.2       Lease Superior or Subordinate to Mortgages .....

     ARTICLE X - Miscellaneous Provisions
     ------------------------------------

     10.1      Notices From One Party to the Other ............
     10.2      Quiet Enjoyment ................................
     10.3      Lease Not to be Recorded .......................
     10.4      Limitation of Landlord's Liability .............
     10.5      Acts of God ....................................
     10.6      Landlord's Default .............................
     10.7      Brokerage ......................................
     10.8      Applicable Law and Construction ................
     10.9      Expansion ......................................

                                   ARTICLE 2
                                   ---------

                               PREMISES AND TERM
                               -----------------

2.1  Premises. Landlord hereby leases to Tenant and Tenant hereby leases from
     --------
     Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises.

     Tenant shall have, as appurtenant to the Premises, rights for Tenant and its agents, employees, contractors and visitors to use in common, with others entitled thereto, subject to reasonable rules and regulations from time to time made by Landlord of which Tenant is given notice, the common roadways, sidewalks and walkways necessary for access to the Property from public roads, common parking areas, walkways and grounds, including, without limitation, the 25' wide rights of way abutting the Premises (as shown on Exhibit A). Approximately 157 parking spaces are located on the Premises. In the event that less than 157 parking spaces are available for use by Tenant on the Premises for any reason other than the fault or neglect of Tenant or any of Tenant's agents, employees, contractors or invitees, then, upon Tenant's request, Landlord shall make available to Tenant sufficient additional parking spaces within a reasonable distance from the Property so that a total of 157 parking spaces shall be available to Tenant between such additional spaces and those which remain available on the Premises.

2.2  Term. (A) TO HAVE AND TO HOLD for a term (the "original term") beginning on
     ----
     the Commencement Date, which shall be the earlier of (a) the later of (i) the date on which the work to be performed by Landlord pursuant to Exhibit C has been substantially completed, and (ii) the date of issuance of a temporary or permanent certificate of occupancy, provided that the conditions in any such temporary certificate of occupancy can be satisfied after Tenant occupies the Premises without material interference with Tenant, or (b) the opening by Tenant of its business in the Premises (which shall not include merely moving furniture, equipment or supplies into the Premises or the installation of wiring or performing other work to prepare the Premises for the operation of Tenant's business), and continuing for the Term, unless sooner terminated as hereinafter provided. The term "substantially completed" as used herein shall mean that the work to be performed by Landlord pursuant to Exhibit C has been completed with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses. Landlord shall apply for and take all necessary action to obtain such certificate of occupancy, and if a temporary certificate of occupancy is issued, Landlord shall be responsible for obtaining a permanent certificate of occupancy as soon as reasonably possible. Upon Tenant's request, from time to time, Landlord will advise Tenant of Landlord's estimate of when Landlord's Work will be substantially completed to facilitate Tenant's efforts to schedule its move into the Premises to coincide as nearly as practicable therewith. When the dates of the beginning and end of the term have been determined, such dates shall be evidenced by a document, in the form attached hereto as Exhibit B, executed by Landlord and Tenant and delivered each to the other.

     (B) The parties acknowledge that the Premises are currently occupied an existing tenant (the "Existing Tenant") who has held over in the Premises after the expiration of its lease which has delayed Landlord's ability to commence Landlord's Work in order to meet Tenant's time requirements. Accordingly, within 5 business days after the execution and delivery of this Lease by Landlord and Tenant, Landlord shall cause to be paid to Tenant a one-time payment of $50,000 which is to compensate Tenant for delay in the schedule for delivery of the Premises to Tenant caused by the Existing Tenant's continued occupancy of the Premises. Promptly after the Existing Tenant vacates and yields up the Premises to Landlord, Landlord shall commence and diligently prosecute Landlord's Work under Section 3.1 hereof, subject to delays caused by Tenant or its agents, employees or contractors or other causes beyond Landlord's reasonable control. If the Commencement Date has not occurred on or before December 31, 1996, then Landlord shall pay Tenant a one-time payment of $20,000. The payments to be made by Landlord to Tenant under this Section 2.2(B) shall be Tenant's sole and exclusive rights and remedies under this Lease, at Law and in equity on account of any delay in the performance of Landlord's Work and/or the delivery of the Premises to Tenant.

2.3  Extension Option. Tenant shall have the right to extend the term of this
     ----------------
     Lease for one additional period of five (5) years, to begin immediately upon the expiration of the original term of this Lease (the "extended term"). All of the terms, covenants and provisions of this Lease shall apply to such extended term except that the Annual Fixed Rent Rate for such extended term shall be the market rate at time of Tenant's exercise notice hereunder timely given during the months specified below, as designated by Landlord. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice in writing of its intention to do so either during the fifty-first (51st) month or the seventy-fifth (75th) month of the original term of this Lease. If Tenant timely gives such notice, the extension of this Lease shall be automatically affected without the execution of any additional documents. The original term and the extended term are hereinafter collectively called the "term."

     If the Tenant disagrees with Landlord's designation of the market rate, and the parties cannot agree upon the market rate, then the market rate shall be submitted to arbitration as follows: market rate shall be determined by impartial arbitrators who shall be real estate professionals with experience in leasing similar properties, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be a real estate professional with experience in leasing like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant's obligation to pay Fixed Rent based upon such market rate, then Tenant shall pay Fixed Rent under the Lease based upon the market rate designated in good faith by Landlord until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord, or any overpayment shall be credited against the Fixed Rent next payable by Tenant hereunder.

     In no event, however, shall the Annual Fixed Rent Rate for the Extended Term be less than $400,000.

                                   ARTICLE 3
                                   ---------

                                 IMPROVEMENTS
                                 ------------

3.1  Performance of Work and Approval of Landlord's Work. Landlord shall cause
     ----------------------------------------------------
     to be performed the work ("Landlord's Work") required by Exhibit C, the Work Letter. The final plans and specifications for the work set forth in Part B of Exhibit C (the "Part B Work") which have not been completed as of the date of this Lease shall be subject to approval by Landlord, which approval shall not be unreasonably withheld so long as they emanate from and are consistent with Part B of Exhibit C. All such work shall be done in a good and workmanlike manner employing new, first quality materials and so as to conform to all applicable laws. Tenant agrees that Landlord may make any changes in such work which may become reasonably necessary or advisable with the written approval of Tenant, which shall not be unreasonably withheld or delayed provided that such changes are not inconsistent with Part B of Exhibit C. Landlord shall use reasonable diligence to cause Landlord's Work to be substantially completed by the Delivery Date, subject to the provisions of Section 10.5 hereof. Landlord agrees that Tenant may make changes in such work with the approval of Landlord, which approval shall not be unreasonably withheld so long as Tenant agrees to be responsible for any cost increases and/or delays associated therewith, and the execution by Landlord and Tenant of a Work Change Order, in the form attached hereto as Exhibit D. Promptly after Landlord's approval of any changes requested by Tenant hereunder, Landlord and Tenant shall execute a Work Change Order reflecting the same. Tenant shall pay Landlord, as additional rent, the amount (if any) by which the Part B Price (as defined below) exceeds $400,000, payment to be made against Landlord's invoice therefor on the Commencement Date. For the purposes hereof the "Part B Price" shall mean the aggregate of all costs and expenses reasonably incurred by Landlord in performing the Part B Work, being the cost of the contract with Landlord's contractor (which shall be based upon the cost of the Part B Work plus a contractor's fee not to exceed 6% thereof), plus architectural and engineering fees incurred by Landlord in connection with the Part B Work, plus a development fee to Landlord equal to 3% of the aggregate of the foregoing. Landlord agrees that the Building shall be as weathertight as other comparable buildings in comparable office parks in the Burlington Bedford areas.

3.2  Acceptance of the Premises. Tenant or its representatives may, at
     --------------------------
     reasonable times, enter upon the Premises during the progress of the work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of Section 3.1 and the Work Letter. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements. Landlord's Work shall be deemed approved by Tenant when Tenant occupies the Premises for the conduct of its business, expect for items of Landlord's Work which are uncompleted or do not conform to Exhibit C which are, in either case, included on a punch list submitted by Tenant to Landlord on the date of such occupancy, or (b) latent defects or failures to complete or conform to Exhibit C not then discoverable by a reasonable, visual examination and as to which Tenant shall have given Landlord written notice within one (1) year after such occupancy. Landlord shall complete such punch list items, and shall cure such failures to complete or conform, with reasonable diligence after such occupancy, and shall promptly cure any such latent defects.

3.3  Construction Representatives. Each party authorizes the other to rely in
     -----------------------------
     connection with plans and construction upon written approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying.

                                    ARTICLE 4
                                    ---------

                                     RENT
                                     ----

4.1  The Fixed Rent. Tenant covenants and agrees to pay rent to Landlord at the
     --------------
     Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annal Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, on the first day of each calendar month included in the term; and for any portion of a calendar month at the beginning or end of the term, at that rate payable in advance for such portion. Notwithstanding the occurence of the Commencement Date on or after the Delivery Date pursuant to clause (b) of the first sentence of Section 2.2, Fixed Rent shall not accrue or be payable until the Landlord's Work has been substantially completed (as that term is defined in Section 2.2).

     If Landlord shall give notice to Tenant that all rent and other payments due hereunder are to be made to Landlord by electronic funds transfers, so called, or by similar means, Tenant shall make all such payments as shall be due more than ten (10) days after receipt of said notice by means of said electronic funds transfers (or such similar means as designated by Landlord).

4.2  Additional Rent. In order that the Fixed Rent shall be absolutely net to
     ---------------
     Landlord (except to the extent otherwise expressly provided herein), Tenant covenants and agrees to pay, as Additional Rent, taxes, betterment assessments, operating costs, insurance costs, and utility charges with respect to the Premises as provided in this Section 4.2 as follows:

4.2.1     Real Estate Taxes. Tenant shall pay to Landlord all taxes levied or
          ------------------
          assessed by, or becoming payable to the municipality or any governmental authority having jurisdiction of the Property, for or in respect of the Property or which may become a lien on the Property, for each tax period partially or wholly included in the term, such payments to be made to Landlord in the manner provided in Subsection
          4.2.3 of this section 4.2. For any fraction of a tax period included in the term at the beginning or end thereof, Tenant shall pay to Landlord the fraction of taxes so levied or assessed or becoming payable which is allocable to such included period. Tenant may prosecute appropriate proceedings for abatement or reduction of any tax with respect to which Tenant is required to make payments as hereinbefore provided, such proceedings to be conducted jointly with any other parties, including Landlord, who have contributed to the payment of such taxes, and Tenant agrees to save Landlord harmless from all costs and expenses incurred on account of Tenant's participation in such proceedings. Landlord, without obligating itself to incur any costs or expenses in connection with such proceedings, shall cooperate with Tenant with respect to such proceedings so far as reasonably necessary. Any abatement or reduction effected by such proceedings shall accrue to the benefit of Tenant and Landlord and such other parties as their interests may appear according to their respective contributions to the taxes involved in any such proceedings. Nothing contained in this Lease shall however, require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease, provided, however, that if, at any time during the term hereof, the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part thereof there shall be assessed on Landlord a capital levy or other tax on the Fixed Rent, Additional Rentals or other charges payable by Tenant hereunder, or if there shall be assessed on Landlord a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon the Fixed Rentals, Additional Rents or other charges payable by Tenant hereunder, then any and all of such taxes, assessments, levies or charges, to the extent that the same would be payable if the Property were the only property of Landlord subject to same, and if the income from the Property were the only taxable income of Landlord during the year in question, shall be deemed to be included in the taxes to be paid by Tenant pursuant to this subsection 4.2.1.

4.2.2     Betterment Assessments. Tenant shall pay to Landlord each installment
          -----------------------
          of all public, special or betterment assessments first levied or assessed by or becoming payable to any municipality or other governmental authority having jurisdiction of the Property after the Commencement Date, for or in respect of the Property for each installment period partially or wholly included in the term, such payments to be made to Landlord in the manner provided in Subsection
          4.2.3 of this Section 4.2. For any fraction of an installment period included in the term at the beginning or end thereof, Tenant shall pay to Landlord the fraction of such installment allocable to such included period. Tenant may prosecute appropriate proceedings to contest the validity or amount of any assessment with respect to which Tenant is required to make payments as hereinbefore provided, such proceedings to be conducted jointly with any other parties, including Landlord, who have contributed to the payment of such assessments, and Tenant agrees to save Landlord harmless from all costs and expenses incurred on account of Tenant's participation in such proceedings. Landlord, without obligating itself to incur any costs or expenses in connection with such proceedings, shall cooperate with Tenant with respect to such proceedings so far as reasonably necessary. Landlord shall promptly furnish to Tenant a copy of any notice of public, special or betterment assessment received by Landlord concerning the Property.

4.2.3     Tax Fund Payments. Tenant shall, as Addition Rent, on the first day of
          ------------------
          each month of the term, make tax fund payments to Landlord. "Tax fund payments" refer to such payments as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay all taxes and assessments referred to in Subsection 4.2.1 and
          4.2.2 of this Section 4.2 when they become due and payable and all such payments shall, to the extent thereof, relieve Tenant of its obligations under said subsections. The initial calculation of the monthly estimated payments shall be based upon the Initial Estimate of Taxes of the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Commencement Date has been determined. If the aggregate of said tax fund payments is not adequate to pay all said taxes and assessments, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount equal to all said taxes and assessments, such payment to be made within ten (10) days after receipt by Tenant of notice from Landlord of such amount. If Tenant shall have made the aforesaid payments, Landlord shall on or before the last day on which the same may be paid without interest or penalty, pay to the proper authority charged with the collection thereof all taxes and assessments referred to in said subsections
          4.2.1 and 4.2.2 and furnish Tenant, upon request, reasonable evidence of such payment. Any balance remaining after such payment by Landlord shall be credited against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, or refunded to Tenant if the term of this Lease has expired or terminated and Tenant has no further obligation to Landlord, as the case may be. Landlord shall deliver to Tenant a copy of all bills for taxes and assessments referred to in
          Section 4.2.1 and 4.2.2 hereof promptly after Landlord's receipt thereof.

4.2.4     Operating Costs. Tenant shall pay to Landlord, Operating Costs (as
          ----------------
          hereinafter defined) incurred by Landlord in any calendar year. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs, as reasonably estimated by Landlord from time to time. The initial monthly estimated payments shall be in an amount equal to 1/12th of the Initial Estimate of Operating Costs for the Calendar Year. If, at the expiration of the year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.4, the difference; if the total of such remittances is less than the Operating Costs for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of such Operating Costs, prepared and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

          The term "Operating Costs" shall mean:

          (a) all reasonable costs incurred by Landlord in performing maintenance and making repairs and replacements pursuant to subsection 5.1.1;

          (b) all reasonable costs incurred by Landlord in performing its obligations under subsection 5.1.2;

          (c) all reasonable costs of any insurance carried by Landlord pursuant to subsection 5.1.3;

          (d) all reasonable costs incurred by Landlord in connection with maintenance and operation of common areas and facilities of the Property and Tenant's exclusive parking areas;

          (e) reasonable payments under all service contracts relating to matters referred to in Items (a) through (d) hereof; and

          (f) a reasonable and competitive management fee that does not exceed the rate charged by managers of comparable buildings for similar services in comparable office parks in the Burlington Bedford area;.

          If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures in connection with repair or replacement of the roof or the exterior walls or in connection with its obligations under

                                       5
               subsection 6.1.4(collectively called "capital expenditures") and such capital expenditures are not occasioned by any act or negligence of Tenant, its employees, customers, suppliers, contractors, and the like, the total amount of such capital expenditures shall not be included in Operating Costs for the calendar year in which they are made, but there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located).

               There shall not be including in Operating Costs:

               (1) The costs of repairs incurred by Landlord in the event of a fire or other casualty or in the event of a taking by eminent domain or resulting from acts or omissions of Landlord or its employees, agents or contractors; or

               (2)       Costs of performing Landlord's Work; or

               (3) Costs of correcting defects in Landlord's Work during the first year of Tenant's occupancy of the Premises or failures to complete or conform of which Tenant gives timely notice under Section 3.2, and Costs of correcting defects in Landlord's Work thereafter to the extent (if any) Landlord has received reimbursement pursuant to any contractor's warranty relating thereto [Landlord hereby agreeing to use reasonable efforts to obtain reimbursements to which it is entitled thereunder]; to

               (4) Costs of correcting any violations of law existing in the Premises as of the Commencement Date.

     4.2.5     Insurance. Tenant shall, at its expense, as Additional Rent,
               ---------
               take out and maintain throughout the term the following insurance protecting Landlord:

               4.2.5.1 Comprehensive liability insurance naming Landlord, Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Property or on any property, streets or ways adjoining the Property, in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Property and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

               4.2.5.2. Fire insurance with the usual extended coverage endorsements covering all Tenant's furniture, furnishings, fixtures and equipment and any other contents or improvements not covered by the insurance to be maintained under subsection 5.1.3.1.

               4.2.5.3 All such policies shall be obtained from responsible companies not legally prohibited from doing business in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval, consistent with practices in the vicinity of the Building. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty
                         (30) days prior to the expiration of any such policy. Each such certificate shall require the insurance company to endeavor to give Landlord at least ten (10) days' prior written notice of any cancellation thereof. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Property.

               4.2.5.4 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party, provided that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision for the benefit of that party is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions. Tenant shall not acquire as insured under any insurance carried by Landlord on the Property any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment under such policies of loss in which Tenant is named as payee.

     4.2.6     Utilities. Tenant shall pay directly to the proper authorities
               ---------
               charged with the collection thereof all charges for water, sewer, gas, oil, electricity, telephone and other utilities or services used or consumed on the Property during the term of this Lease, whether designated as a charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. The utilities presently available to the Premises are each separately metered. Except as otherwise provided in Exhibit C, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Property. Landlord shall pay any charges for any utilities furnished to the Premises prior to the Commencement Date to the extent additional requirements (such as a security deposit) would be imposed upon Tenant if such charges remain unpaid.

4.3  Late Payment of Rent. If any installment of rent is paid after the date the
     --------------------
     same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4   Security and Restoration Deposit. Upon the execution of this Lease, Tenant
      --------------------------------
      shall deliver to Landlord an irrevocable letter of credit for the amount of the Security and Restoration Deposit, from a banking institution reasonably satisfactory to both Landlord and Tenant, to expire no earlier than one year from the date the letter of credit is delivered to Landlord. Landlord shall have the right to present the letter of credit, and draw the full amount thereof by a sight draft, accompanied by Landlord's certification that:

                    (a) Tenant is in default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent and such default has continued for ten (10) days after Landlord has not given written notice of such default;

                    (b) Tenant is in default in the performance of any other covenant or condition of this Lease on the part of Tenant to be performed or observed and within thirty days after Landlord has given written notice of such default and Tenant has not commenced diligently to correct the default or defaults or has thereafter diligently pursued correction to completion; or

                    (c) an event of the character described in clauses (b) through (f) of Section 8.1 of this Lease has occurred and is continuing at the time Landlord is permitted to give notice of termination described in Section 8.1; or

                    (d) Landlord has not received within thirty days prior to the expiration of the letter of credit an irrevocable extension thereof for at least one year beyond the current expiration date, or a replacement thereof issued by a banking institution reasonably acceptable to Landlord with an expiration date at least one year following the expiration date of the letter of credit being replaced and otherwise satisfying the requirements hereof.

      Upon receipt of the proceeds of the letter of credit, Landlord shall hold the same as a security deposit for the faithful performance by Tenant of all the terms of this Lease by Tenant to be observed and performed. The security deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If the Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire deposit or so much thereof as may-be necessary to compensate Landlord toward the payment of Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said security to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said deposit and any interest earned thereon shall be returned in full to Tenant at the end of the term. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, all securities shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

      Provided that Tenant is not then in default hereunder (after notice and expiration of any grace period), and Tenant continues to be profitable, the Security and Restoration Deposit shall be reduced by $60,000 on each of the first through sixth anniversaries of the Commencement Date, and shall remain at $40,000 thereafter. Prior to each anniversary date, Tenant shall provide proof reasonably satisfactory to Landlord of Tenant's profitability in order for such reduction to be permitted.

      If the letter of credit shall be in effect at the end of the Term, Landlord shall surrender the same for cancellation within one month after Tenant shall have vacated and delivered the Premises to Landlord in the condition required under this Lease, provided the Tenant is not then otherwise in default under this Lease.

                                   ARTICLE 5
                                   ---------

                             LANDLORD'S COVENANTS
                             --------------------

5.1   Affirmative Covenants. Landlord covenants with Tenant:
      ---------------------

      5.1.1 Repairs. To correct defects or omissions in Landlord's Work of which
            -------
            Tenant shall have given Landlord written notice within one (1) year after Tenant's occupancy of the Premises and to make such repairs and replacements to items of Landlord's Work, the roof, exterior walls, foundations and structural elements of, and utility lines and connections to, the Building (other than doors, windows and glass) and the parking areas, driveways and walkways on the Property, as may be necessary, and to maintain, and make such replacements and repairs to, the heating, ventilating and air conditioning systems of the Building, as may be necessary in order to maintain the same in a condition substantially equivalent to the condition of comparable buildings in comparable office parks in the Burlington Bedford area, it being agreed that said heating, ventilation and air conditioning system shall be sufficient to maintain the Premises at comfortable temperatures so long as Tenant's use does not produce demands in excess of normal office use or involve additional equipment not shown on the plans for Landlord's Work;

      5.1.2 Landscaping, Etc. To provide landscaping and grounds maintenance for
            ----------------
            the landscaped areas of the Property, and snow, ice and debris removal and service for the aforementioned right of way abutting the Premises and the parking area located on Lot 70 substantially equivalent to that provided in comparable office parks in the Burlington Bedford area;

      5.1.3 Insurance. To take out and maintain throughout the term the
            ---------
            following insurance:

            5.1.3.1 All risk casualty insurance, with endorsement for difference in conditions coverage, debris removal and demolition, in an amount at least equal to the replacement cost of the Building and other improvements on the Premises, as such replacement cost may from time to time be determined by Landlord. All such policies shall be obtained from responsible companies not legally prohibited from doing business in Massachusetts. Landlord agrees to furnish Tenant promptly upon request with certificates evidencing all such insurance under which the insurance company will endeavor to give Tenant (10) days' prior written notice of any cancellation thereof. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Property.

            5.1.3.2 Insurance protecting Landlord against abatement or loss of rent in an amount equal to at least all the Fixed Rent and Additional Rent payable for one year under Article 4.

5.1.4 Payment of Tenant's Cost of Enforcement. To pay on demand Tenant's
      ---------------------------------------
      expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Landlord under this Lease, but only after a final judgement has been entered in favor of Tenant in an action seeking such enforcement which has become final beyond appeal.

5.1.5     Estoppel Certificate.  Upon not less than fifteen (15) days' prior
          --------------------
          written request by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect and that to the best of Landlord's knowledge Tenant is not in default under the Lease beyond the expiration of any applicable grace periods (or, if there have been a modifications, that the Lease is in full force and effect as modified and stating the modifications and, if there are any such default known to the Landlord, setting them forth in reasonable detail), and the dates to which the Fixed Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this subsection 5.1.5 may be relied upon by any prospective purchaser, lender or investor of Tenant or a prospective subtenant or assignee.

5.1.6     Pre-existing Hazardous Materials. Landlord shall indemnify and save
          --------------------------------
          Tenant harmless from all claims, liability, loss or damage which may at any time be incurred by Tenant arising on account of a release or threatened release at, on or under the Property of hazardous wastes, hazardous materials or oil present at, on, under the Property as of the date of this Lease, including, without limitation, liability under any federal, state or local laws, requirements and regulations; provided, however, this indemnity shall not apply in the event Tenant uses or disposes at, on or under the Property the hazardous wastes, hazardous materials or oil which are the subject of such claim, liability, loss or damage except for any used in copy machines, printers or other commonly used office products, equipment or supplies.


                                   ARTICLE 6
                                   ---------
                         TENANT'S ADDITIONAL COVENANTS
                         -----------------------------

6.1       Affirmative Covenants. Tenant covenants at all times during the term
          ---------------------
          and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

          6.1.1    Perform Obligations. To perform promptly all of the
                   -------------------
                   obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

          6.1.2    Use. To use the Premises only for the Permitted Uses, and
                   ---
                   from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. Failure to use and/or occupy the Premises continuously shall not in and of itself constitute a default hereunder so long as all of Tenant's covenants and obligations under this Lease are being performed and observed. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

          6.1.3    Repair and Maintenance. Except as otherwise provided in
                   ----------------------
                   subsection 5.1.1, 5.1.2 and Article 7, to keep the Premises (including, without limitation, the exterior of the Building, all improvements thereon and all plumbing, electrical, mechanical and other fixtures and equipment now or hereafter on the Premises) in good order, condition and repair and at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the term, reasonable use and wear and damage by casualty or eminent domain only excepted; to keep in good repair and clean and neat and free of snow and ice all surfaced roadways, walks, and parking and loading areas; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforseen. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenant like, and efficient and usable condition, or in less than good and tenantlike repair.

         6.1.4     Compliance with Law. To make all repairs, alterations,
                   -------------------
                   additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof. Notwithstanding the foregoing, it is understood and agreed that Tenant shall not be required to do any of the foregoing in order to correct any violation of law existing in the Premises as of the Commencement Date or in order to cause the Premises to comply with any law which is applicable to office buildings generally, which shall be Landlord's obligation to comply with (as opposed to any which applies to Tenant's particular use or manner or method of use, which shall be Tenant's obligation to comply with).

         6.1.5     Indemnification. To save Landlord harmless, and to exonerate
                   ---------------
                   and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises or the Property (a) prior to the Commencement Date, arising out of the negligence or willful misconduct of Tenant or any of its agent, employees or contractors, and (b) thereafter arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises or the Property, or on account of or based upon anything whatsoever done on the Premises or the Property, except if the same was caused by the willful negligence, fault or misconduct of Landlord, its agents, servants, employees or contractors. In respect of all of the foregoing, Tenant shall indemnify Landlord from and against all reasonable costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, upon reasonable advance notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

         6.1.6     Landlord's Right to Enter. To permit Landlord and its agents
                   -------------------------
                   to enter into and examine the Premises at reasonable times and to show the Premises, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's business operations. Landlord acknowledges that portions of the Premises may be subject to secrecy restrictions and security requirements imposed by the Federal government and other customers of Tenant. Tenant may, from time to time, notify Landlord of any area(s) of the Premises that are subject to such restrictions and requirements and the period of time for which they will be in effect. Landlord agrees that (except in emergency situations) if Landlord desires access to any area for which it has received a notice hereunder during the time period specified therein, Landlord shall give Tenant at least seven (7) business days advance written notice thereof, and Tenant shall make whatever arrangements may be necessary to permit such access in compliance with the applicable security requirements within such period, provided that if such arrangements cannot reasonably be made within such seven

               (7) day period, Tenant shall so notify Landlord and such period shall be extended by such additional time as may be reasonably necessary to do so, but in no event longer than an additional fourteen (14) business days.

     6.1.7     Personal Property at Tenant's Risk. All of the furnishings,
               ----------------------------------
               fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

     6.1.8     Payment of Landlord's Cost of Enforcement. To pay on demand
               -----------------------------------------
               Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4, but only after a final judgment has been entered in favor of Landlord in an action seeking such enforcement or concerning such default which has become final beyond appeal.

     6.1.9     Yield Up. At the expiration of the term or earlier termination of
               --------
               this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to remove such installations made by it as Landlord may designate at the time of Landlord's approval of the installations in question (including computer and telecommunications wiring and cabling) and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

               The parties acknowledge and agree that Landlord has approved the installation of the kitchen, lunchroom and shower facilities (the "Non-Standard Improvements") included in the Part B Work on the condition that at the expiration or earlier termination of the term hereof, Tenant shall pay $7,500 (the "Restoration Fund") to Landlord which may be used by Landlord to remove the Non-Standard Improvements, in whole or in part, and restore the demolished area to the condition of general office space within 9 months thereafter. All or any portion of the Restoration Fund which has not been expended for reasonable costs and expenses for such demolition and restoration at the end of such 9 month period shall be promptly paid to Tenant. Upon Tenant's request, Landlord shall provide Tenant with reasonable documentation supporting the expenditure of the Restoration Fund.

               If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

     6.1.10    Estoppel Certificate. Upon not less than fifteen (15) days' prior
               --------------------
               written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that to the best of its knowledge Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims known to Tenant, setting them forth in reasonable detail), and the dates to which the Fixed Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this subsection 6.1.10 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such publicly available financial information as to Tenant as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises.

6.2  Negative Covenants. Tenant covenants at all times during the term and such
     ------------------
     further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

     6.2.1     Assignment and Subletting. Not to assign, transfer, mortgage or
               -------------------------
               pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Landlord does not so terminate or suspend Landlord's consent shall not be unreasonably withheld to an assignment during the original term of this Lease or to a subletting during the term of this Lease, provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, no such subletting of assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment. With respect to any assignment or sublease during the original term of this Lease, such assignment shall not include the right granted to Tenant under Section 2.3 above to extend the term and such sublease shall be for a term expiring no later than the expiration of the original term of this Lease.

               The provisions of the preceding paragraph shall not apply to transactions with an entity into which or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by or under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form reasonably acceptable to Landlord, to perform all of the obligations of Tenant.

               If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of all or part, in excess of such rent fairly allocable thereto, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of Tenant in connection with the assignment or sublease, to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

               Whenever Tenant lists with a broker or brokers or otherwise advertises, holds out or markets the Premises or any part thereof for sublease or assignment, Tenant shall give Nordblom Company, as brokers, a non-exclusive listing with respect to such sublease or assignment.

               If, at any time during the term of this Lease, there is a transfer of a controlling interest in the stock or general partnership interests of Tenant, and the transferee's intention is to liquidate or dissolve Tenant, Landlord may terminate this Lease by notice to Tenant within ninety (90) days thereafter, and Landlord shall thereupon be entitled to the remedies set forth in
               Section 8.2. The foregoing shall not apply, however, if the transferee's intention is to liquidate or dissolve Tenant into a parent of Tenant which shall be permitted upon compliance by the parent with the second paragraph of this Section 6.2.1.

     6.2.2     Overloading and Nuisance. Not to injure, overload the capacity of
               ------------------------
               the five inch (5") slab-on-grade floor of the Building, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise or odor, nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will violate customary insurance requirements for office use; nor conduct any auction, fire, "going out of business" or bankruptcy sales. Landlord represents and warrants that the Premises shall be in compliance with all laws applicable to use of the Building for office use as of the Commencement Date.

     6.2.3     Hazardous Wastes and Materials. Not to dispose of any hazardous
               ------------------------------
               wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon, except to the extent contained in normal office products which are used and disposed of in compliance with law, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil at the Premises, including, without limitation, liability under any federal, state or local laws, requirements and regulations, or damage to any of the aforesaid systems. Subject to subsection 5.1.6, Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.

     6.2.4     Installation, Alterations or Additions. Not to make any
               --------------------------------------
               installations, alterations or additions in, to or on the Premises nor to permit the making of any holes (other than by small nails and screws for hanging pictures and the like) in the walls, partitions, ceilings or floors without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Notwithstanding the foregoing, Tenant may, without the prior consent of Landlord, make nonstructural, interior installations or alterations not exceeding $5,000 in cost individually or $10,000 in the aggregate during any twelve (12) month period, provided that (a) the same do not impair the structural integrity of the Building, reduce its value, or involve modifications to the Building heating, ventilation or air conditioning systems or penetrations of the roof or exterior walls and (b) in each instance Tenant shall furnish Landlord with "as built" plans upon completion of such work. Tenant shall pay promptly when due the entire cost of any work to the premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrance arising out of such work. In any event, Tenant shall forthwith bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

               Not to grant a security interest in, or to lease, any personal property being installed in the Premises (including, without limitation, demountable partitions) without first obtaining an agreement, for the benefit of Landlord, from the secured party or lessor that such property will be removed within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection 6.1.9 of the Lease.

     6.2.5     Signs. Not to place any signs on the Building or elsewhere on the
               -----
               Premises except for an identifying sign on the Building which may be installed subject to compliance with the Northwest Park sign policy and Landlord's prior written approval, which shall not be unreasonably withheld. Such sign shall be maintained in good repair by Tenant and shall conform to applicable requirements of public authorities. In any event, Tenant shall not place any signs on the Building or elsewhere on the Premises regarding availability of the Premises. Landlord agrees that no other signs will be placed on the Building or Premises except for directional signs in parking areas.

     6.2.6     Parking and Storage. Not to permit any storage of materials
               -------------------
               outside of the Building; to use reasonable diligence to prevent Tenant's employees and customers and other persons visiting the Premises from using any street abutting the Premises for parking; and, not to permit the use of the Premises for either temporary or permanent storage of trucks, or for any use for which heavy trucking to or from the site would be customary.

                                   ARTICLE 7
                                   ---------

                              CASUALTY OR TAKING
                              ------------------

7.1  Termination. In the event that the Premises or the Building, or any
     -----------
     material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. In the event that the Premises or any material part thereof shall be destroyed or damaged by fire or casualty, or by the action of public authority, and cannot reasonably be expected to be repaired or restored within one hundred eighty (180) days (or ninety (90) days, if the damage occurs during the last year of the term) from the time that repair or restoration work would be commenced, then this Lease may be terminated at the election of Landlord or Tenant, which election shall be made by giving of notice to the other party within thirty (30) days after the date of damage or destruction. In the event (a) the remainder of the Premises after a partial taking is not reasonably sufficient for the operation of Tenant's business or (b) a taking results in a permanent loss of adequate parking available for use by Tenant (and Landlord does not elect to furnish substitute parking in a convenient location on or in close proximity to the Property), or a permanent deprivation of convenient access to the Premises, then Tenant may terminate this Lease by giving Landlord written notice of its election to do so within thirty (30) days after the date of such taking.


     7.2       Restoration. If no termination right is exercised by any party
               -----------
               having one under to Section 7.1 above, then this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered under the insurance carried by Landlord in accordance with Section 5.1.3.1 (or which could have been recovered if Landlord had carried such insurance, if not in fact carried by Landlord) plus the amount of any deductible thereunder which shall be funded by Landlord or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. From and after any restoration resulting from a permanent taking of part of the Premises, a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises shall be permanently abated.


     7.3       Award. Irrespective of the form in which recovery may be had by
               -----
               law, all rights to damages or compensation shall belong to Landlord in all cases. Except for any award made to Tenant for the personal property of Tenant and relocation expenses of Tenant, Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                   ARTICLE 8
                                   ---------

                                   DEFAULTS
                                   --------

     8.1       Events of Default. (a) If Tenant shall default in the performance
               -----------------
               of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c)) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or a material portion of Tenant's other property, including said leasehold interest, and is not discharged within twenty (20) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provisions of any bankruptcy law or code as then in force and effect, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     8.2       Remedies. In the event that this Lease is terminated under any of
               --------
               the provisions contained in Section 8.1 or the last paragraph of subsection 6.2.1. Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination, to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all reasonable repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

               In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2., Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the twelve (12) months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3  Remedies Cumulative. Any and all rights and remedies which Landlord may
     -------------------
     have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4  Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated
     ---------------------------------
     to, cure, at any time, any default by Tenant under this Lease without notice in emergency situations, or otherwise if such default continues uncured for ten (10) days after notice to Tenant (or such longer period of time as may be reasonably required to cure such default, provided that Tenant commences to cure such default within such ten (10) day period and diligently prosecutes such cure to completion); and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5  Effect of Waivers of Default. Any consent or permission by either party to
     ----------------------------
     any act or omission which otherwise would be a breach of any covenant or condition herein by the other party, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6  No Waiver, etc. The failure of either party to seek redress for violation
     --------------
     of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by either party to or for any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7  No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than
     --------------------------
     the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of each installment or pursue any other remedy in this Lease provided. No acceptance by Tenant of a lesser sum than any amount due from Landlord under this Lease shall be deemed to be other than on account of the total amount due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Tenant may accept such check or payment (or make a larger payment, claimed by Landlord but contested by Tenant) without prejudice to Tenant's right to recover the balance of such amount or pursue any other remedy in this Lease provided.

                                   ARTICLE 9
                                   ---------

                          RIGHTS OF MORTGAGE HOLDERS
                          --------------------------

9.1  Rights of Mortgage Holders. The word "mortgage" as used herein includes
     --------------------------
     mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property. Upon taking possession of the Property, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this
     Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be reasonably necessary to implement the provisions of this Section 9.1.

9.2  Lease Superior or Subordinate to Mortgages. It is agreed that the rights
     ------------------------------------------
     and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession and to recognize the rights of Tenant hereunder so long as Tenant is not in default hereunder). Tenant agrees it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments reasonably deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority, provided such instruments are in form and on terms customarily agreed to by tenants in Massachusetts under similar circumstances. Tenant also agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument requested by Landlord within seven (7) business days after Landlord's request therefor, Tenant shall in terminable default under this Lease without any further notice or opportunity to cure under Section
     8.1 or otherwise. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Landlord agrees to obtain from each holder of a present mortgage, if any, an agreement that the possession of Tenant will not be disturbed and Tenant's rights hereunder will be recognized so long as Tenant is not in default hereunder.

                                  ARTICLE 10
                                  ----------

                           Miscellaneous Provisions
                           ------------------------


10.1      Notices from One Party to the Other. All notices required or permitted
          -----------------------------------
          hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address (which may include one additional address to receive a copy) as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address (which may include one additional address to receive a copy) as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.2      Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent
          ---------------
          and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right, without the same constituting a breach of Landlord's covenant of quiet enjoyment, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Premises as Landlord may deem necessary or desirable, provided further, however, that there be no unreasonable interference with Tenant's use of the Premises or the parking therefor or access thereto or unreasonable impact on the appearance or operation of the Building.

10.3      Lease not to be Recorded. Tenant agrees that it will not record this
          ------------------------
          Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.


10.4      Limitation of Landlord's Liability. The term "Landlord" as used in
          ----------------------------------
          this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5      Acts of God. In any case where either party hereto is required to do
          -----------
          any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.6      Landlord's Default. Landlord shall not be deemed to be in default in
          ------------------
          the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given.

          Tenant may, but shall not be obligated to, cure, after reasonable notice, any default by Landlord under this Lease that is detrimental to Tenant's business not to have cured and a court has ordered Landlord to cure, and whenever Tenant so elects, all costs and expenses incurred by Tenant in curing a default shall be paid by Landlord to Tenant on demand, together with lawful interest thereon from the date of payment by Tenant to the date of payment by Landlord; provided, however, that Tenant shall indemnify Landlord against damage to the Premises resulting from Tenant's effecting such cure.

10.7      Brokerage. Tenant warrants and represents that it has dealt with no
          ---------
          broker in connection with the consummation of this Lease, other than Nordblom Company and Spaulding & Slye, and in the event of any brokerage claims, other than by Nordblom Company or Spaulding & Slye, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

10.8      Applicable Law and Construction. This Lease shall be governed by and
          -------------------------------
          construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.9      Expansion. At any time after the first year of the term, Tenant may
          ---------
          notify Landlord that Tenant desires to expand into 5,000 square feet or more of additional office space. Landlord will respond reasonably promptly to any such notice received from Tenant with what space (if any) is or is likely to become available in Northwest Park within the time frame required by Tenant and shall engage in discussions with Tenant in order to attempt to achieve agreement on mutually acceptable terms for any space so identified in which Tenant may be interested; provided that neither party shall have any responsibility or liability to the other party in the event that mutually acceptable terms cannot be agreed upon within a reasonable time.

WITNESS the execution hereof under seal on the day and year first above written:

                         Landlord:


                         /s/ [SIGNATURE ILLEGIBLE]
                         ----------------------------------------
                         As Trustee, but not individually



                         /s/ June N. Robinson
                         ----------------------------------------
                         As Trustee, but not individually



                         /s/ [SIGNATURE ILLEGIBLE]
                         ----------------------------------------
                         As Trustee, but not individually



                         Tenant:


                         INTERMETRICS, INC.


                         By: /s/ Michael B. Alexander
                             -------------------------------------
                         Its: Chief Executive Officer & Chairman
                             -------------------------------------

                                  EXHIBIT A

                               PLAN OF PROPERTY



                              [PLAN APPEARS HERE]

                                   EXHIBIT B
                                   ---------

                          COMMENCEMENT DATE AGREEMENT
                          ---------------------------

______________________ ("Landlord") and _____________________ ("Tenant") are
parties to a lease ("Lease") dated _______________ of premises in a building known as _____________, Massachusetts. Landlord and Tenant hereby acknowledge and agree that the term of the Lease commenced on __________________ and will end on ___________________.

Executed under seal this ___________ day of _____________, 19__.

                                   Landlord:


                                   ____________________________________________
                                   As Trustee, but not individually



                                   Tenant:


                                   By _________________________________________

                                                                       EXHIBIT C



                                LANDLORD'S WORK
                               23 Fourth Avenue
                                Burlington, MA


PART A
------

The Landlord, at its expense, will provide the following improvements in conformance with the plans and specifications by Maugel Architects, Inc. revised to July 3, 1996:


DEMOLITION:         All interior partitions, ceilings, finishes and mechanical and electrical equipment will be removed. The raised computer room flooring will be disassembled and stored on site for reuse. The existing glass and frames at the exterior walls will be removed, and the slab, exterior walls and roof steel will be demolished at the location of the new entrance. The tank and chemical storage building will be removed from the rear parking lot, and the parking area restored.

ENTRANCE:           A new fully handicapped accessible, aluminum curtainwall and glass entrance will be constructed at the northwest corner of the building.

WINDOWS: New aluminum frames and thermopane, Low-E, tinted glass windows will be installed in locations as indicated on the plan.

ROOF: The existing roof will be removed and a new single-ply, EPDM membrane system with 2 1/2" of insulation providing an R16 with a 10 year manufacturer's warrantee will be installed.

SKYLIGHTS:          A grouping of four 3' x 3' skylights will be installed in
                    one location as indicated on the plan.

PARTITIONS:         The inside of the exterior walls will receive steel studs
                    16" on center with hat insulation and 1/2" gypsum wall board to 12 feet above finished floor. Interior drywall partitions for the bathroom core and electrical and sprinkler rooms will be steel studs, 16" on center with 1/2" gypsum wall board to the underside of the steel deck.

DOORS &:            The interior doors will be 3'-0" x 7'-0" solid-core cherry
FRAMES              in hollow metal frames with standard lever hardware.

PAINTING:           Two coats of latex paint to be provided on all new drywall and door frames. Doors and window sills will be stained and/or clear sealed. Paint colors will coordinate with the paint used for the Part B work and will be subject to the tenant's approval.

HVAC: A new, variable-air-volume system, consisting of three state-of-the-art 30-ton Trane rooftop units with electric cooling and gas fired early warm up heating and 32 VAV boxes containing two-stage electric heat will be provided. The system is designed to provide adequate capacity for standard office use and will be installed and distributed throughout the building. Separate HVAC for the computer room is not included in the Part A work.

CEILINGS:           A new 2' x 4' Armstrong "Second Look" suspended ceiling will be installed throughout.

LANDLORD'S WORK
PAGE 2

TILE: Porcelain tile will be provided in the bathrooms and shower rooms on the floors and the walls and on the floor of the new lobby. VCT will be provided as required by the Tenant's floor plan.

CARPET: New carpeting (allowance of $14.00 per installed yard) will be installed via the glued down method as indicated on the Tenant's floor plan. Carpet selection to be made by Tenant.

ELECTRICAL:    The existing main service (1600 amp main switch board at 120/208 volt, 3 phase, 4 wire) will remain and be reused. New distribution panels and feeders will be installed for the HVAC system, lighting and utility power. New 18 cell parabolic fluorescent lighting will be installed throughout. At least one general duty duplex outlet will be installed on the exterior wall in each perimeter office.

PLUMBING:      New fixtures and related plumbing will be installed at the restroom core, including one handicapped accessible, fiberglass shower stall in each of the men's and woman's rooms.

SPRINKLER:     The sprinkler system will be put in good repair and re-
               distributed to meet the new floor plan and all code requirements.

FIRE ALARM:    A new fire alarm system will be installed in conformance with current State and Town of Burlington code requirements.

PARKING: The cracks in the parking lot will be filled, the lots sealed and the parking spaces re-lined.

LANDSCAPING:   The landscape plantings around the building will be replaced and general landscape improvements made to the site. A lawn irrigation system will be installed.

PART B
------

The Landlord will build out the rest of the premises that is not defined as Part A work in conformance with the plans and specifications revised to July 3, 1996 by Maugel Architects, Inc.

Telephone and data wiring is not included in the Landlord's work.

                                  Page 2 of 2